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                                                                      EXHIBIT 21
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED
                -------------------------------------------------

     The following is a list of all of the subsidiaries of the Registrant as of December 31, 2000. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                                 State/Country
                                                                or Jurisdiction
                                                                of incorporation
                                                                ----------------

-  Computer Task Group of Delaware, Inc.                         Delaware
-  CTG Services, Inc.                                            New York
-  Computer Task Group (Holdings) Ltd.                           United Kingdom
-  Computer Task Group of Kansas, Inc. (a subsidiary             Missouri
   of Computer Task Group (Holdings) Ltd.)
-  Computer Task Group of Canada, Inc.                           Canada
-  Computer Task Group International, Inc.                       Delaware
-  Computer Task Group Europe B.V. (a subsidiary                 The Netherlands
   of Computer Task Group International, Inc.)
-  Computer Task Group (U.K.) Ltd. (a subsidiary                 United Kingdom
   of Computer Task Group Europe B.V.)
-  Computer Task Group Nederland B.V. (a subsidiary              The Netherlands
   of Computer Task Group Europe B.V.)
-  Computer Task Group Belgium N.V. (a subsidiary                Belgium
   of Computer Task Group Europe B.V.)
-  Rendeck Macro-4 Software B.V. (a subsidiary                   The Netherlands
   of Computer Task Group Europe B.V.)
-  Computer Task Group of Luxembourg S.A. (a subsidiary          Luxembourg
   of Computer Task Group Europe B.V.)
-  CTG HealthCare Solutions, Inc.                                Delaware
-  CTG HealthCare Solutions (Kansas), Inc.                       Kansas
-  Zenius, Inc.                                                  New York



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